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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            Williams-Sonoma, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                       [WILLIAMS-SONOMA, INC. LETTERHEAD]


                                 April 23, 1999

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Williams-Sonoma, Inc. to be held at 3250 Van Ness Avenue, San Francisco, California on May 26, 1999 at 10:00 a.m. local time.

     Please note that this year's meeting includes a matter of special importance to the Company. Proposal 2 is a proposed amendment to the Company's Articles of Incorporation that would enhance management's ability to respond to future opportunities to make acquisitions or sell assets. Article IV of the Articles of Incorporation currently requires that certain transactions involving the Company or its subsidiaries be approved by at least two-thirds of the Company's outstanding shares. Proposal 2, if adopted by the shareholders, would amend Article IV to eliminate this shareholder vote requirement in the case of certain mergers and asset sales by subsidiaries, except to the extent otherwise required by California law or stock exchange rules.

     At the Annual Meeting, you will also be asked to vote on proposals to elect ten directors to serve for the coming year on the Company's Board of Directors and to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year.

     THE WILLIAMS-SONOMA BOARD OF DIRECTORS RECOMMENDS THAT Y0U VOTE FOR THE APPROVAL OF PROPOSAL 2, FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES
LISTED HEREIN, AND FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

     Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the Annual Meeting, as well as the Company's Annual Report to Shareholders for the fiscal year ended January 31, 1999. The Proxy Statement, which you should read carefully, describes Proposal 2 in greater detail and contains other important information concerning the Annual Meeting.

     The affirmative vote of a least two-thirds of the Company's outstanding shares is required to approve Proposal 2. Therefore, regardless of the size of your holdings, it is important that your shares be represented and voted at the Annual Meeting.

     I hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                        Sincerely,

                                        /s/ Howard Lester
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                                        W. Howard Lester
                                        Chairman of the Board of Directors and
                                          Chief Executive Officer